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                                                                  EXHIBIT NO. 23

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements No. 33-23474, No. 33-29585, No. 33-22550, No. 33-35128, No. 33-38702, No. 33-46824,
No. 33-57235, No. 33-54081, No. 33-54085, No. 33-54087, No. 333-18267, No.
333-22977 and No. 333-36635 of Quanex Corporation of our report dated December 11, 1997 appearing in this Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 1997.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Houston, Texas
January 12, 1998